        As filed with the Securities and Exchange Commission on January 14, 2000
                                                      Registration No. 333-80037
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                         ALTIGEN COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

                               ----------------

            Delaware                                     3661                               94-3204299
(State or other jurisdiction of             (Primary Standard Industrial                (I.R.S. Employer
incorporation or organization)              Classification Code Number)             Identification Number)

                         ALTIGEN COMMUNICATIONS, INC.
                            47427 Fremont Boulevard
                           Fremont, California 94538
                                (510) 252-9712

   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            1994 STOCK OPTION PLAN
                            1999 STOCK OPTION PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                               ----------------

                                  Gilbert Hu
                            Chief Executive Officer
                         ALTIGEN COMMUNICATIONS, INC.
                            47427 Fremont Boulevard
                           Fremont, California 94538
                                (510) 252-9712

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:
                              Carmen Chang, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                               ----------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                               ----------------

================================================================================

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                      Proposed
                                                                      Maximum      Proposed
                                                       Amount         Offering      Maximum
      Title of Each Class of Securities to              to be           Price      Aggregate          Amount of
                  Be Registered                      Registered       Per Share  Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------
1994 Stock Option Plan
Common Stock, $0.001 par value
(currently outstanding options) (1)                1,524,147  shares   $ 1.0478  $ 1,597,027.90         $  421.62
------------------------------------------------------------------------------------------------------------------
1999 Stock Option Plan
Common Stock, $0.001 par value
(currently outstanding options) (2)                1,406,182  shares   $11.0026  $15,471,606.67         $4,084.50
------------------------------------------------------------------------------------------------------------------
1999 Stock Option Plan
Common Stock, $0.001 par value
(options available for future grant) (3)             690,064  shares   $12.2500  $ 8,453,284.00         $2,231.67
------------------------------------------------------------------------------------------------------------------
Total of 1999 Stock Option Plan shares registered  2,096,246  shares             $23,924,890.67         $6,316.17
------------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value (4)                   500,000  shares   $10.4125  $ 5,206,250.00         $1,374.45
------------------------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEES                                                                                 $8,112.24
==================================================================================================================

(1) The computation is based upon the weighted average exercise price per share of approximately $1.0478 as to 1,524,147 outstanding but unexercised options to purchase Common Stock under the 1994 Stock Option Plan (the "Currently Outstanding Options under the 1994 Stock Option Plan"). The Maximum Offering Price Per Share is approximate because the Currently Outstanding Options under the 1994 Stock Option Plan were subject to a reverse-split of the Common Stock of the Registrant in August 1999. Accordingly, while the number of shares underlying the Currently Outstanding Options are adjusted to reflect the reverse-split, the Maximum Aggregate Offering Price payable for such shares is fixed pursuant to the pre-split terms of each option. No further grants will be made under the 1994 Stock Option Plan.

(2) The computation is based upon the weighted average exercise price per share of approximately $11.0026 as to 1,406,182 outstanding but unexercised options to purchase Common Stock under the 1999 Stock Option Plan (the "Currently Outstanding Options under the 1999 Stock Option Plan"). The Maximum Offering Price Per Share is approximate because certain Currently Outstanding Options under the 1999 Stock Option Plan were subject to a reverse-split of the Common Stock of the Registrant in August 1999. Accordingly, while the number of shares underlying the Currently Outstanding Options under the 1999 Stock Option Plan are adjusted to reflect the reverse-split, the Maximum Aggregate Offering Price payable for such shares is fixed pursuant to the pre-split terms of each option.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 690,064 shares of Common Stock authorized for issuance pursuant to the 1999 Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 10, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 10, 2000 because the price at which the securities to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Information Incorporated by Reference.
           -------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K (Commission file no. 000-27427), filed on December 29, 1999 and the Registrant's Amendment No. 1 to the Annual Report on Form 10-K/A filed on January 5, 2000.

     (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to
          Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 22, 1999.

     (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by law.

     The Registrant's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     In addition, the Registrant has entered or will enter into agreements to indemnify its directors and certain officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the Registrant's right, on account of services by that person as a director or officer of the Registrant or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

Item 9.   Undertakings.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on January 14, 2000.

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:  /s/ Gilbert Hu
                                       -----------------------------------
                                         Gilbert Hu
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gilbert Hu and Philip McDermott, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURE                                       TITLE                                   DATE
-------------------------------------    --------------------------------------------     --------------------
/s/ Gilbert Hu                           Chief Executive Officer (principal
----------------------------
Gilbert Hu                               executive officer) and Director1                 January 14, 2000

/s/ Philip McDermott
----------------------------             Chief Financial Officer (principal
Philip McDermott                         financial and accounting officer)                January 14, 2000

/s/ Wen-Huang Chang
----------------------------
Wen-Huang Chang                          Director/1/                                      January 14, 2000

/s/ Thomas Shao
----------------------------
Thomas Shao                              Director/1/                                      January 14, 2000

/s/ Masaharu Shinya
-----------------------------
Masaharu Shinya                          Director/1/                                      January 14, 2000

/s/ Kenneth Tai
-----------------------------
Kenneth Tai                              Director/1/                                      January 14, 2000

/s/ Richard Black
-----------------------------
Richard Black                            Director/1/                                      January 14, 2000



/1/ The employee benefit plans being registered pursuant to this Registration
    Statement are subject to administration by the Board of Directors of the Registrant.

                               INDEX TO EXHIBITS

                                                                                                  Sequentially
Exhibit Number                                    Exhibit Document                                Numbered Page
----------------------------  ----------------------------------------------------------------  ------------------
     4.1*                     Certificate of Incorporation of Registrant

     4.2*                     Bylaws of Registrant

     4.3*                     1994 Stock Option Plan

     4.4*                     1999 Stock Option Plan

     4.5*                     1999 Employee Stock Purchase Plan

     5.1                      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                              Corporation, as to the legality of securities being registered
                              (Counsel to the Registrant)

    23.1                      Consent of Arthur Andersen LLP (Independent Public Accountants)

    23.2                      Consent of Wilson Sonsini Goodrich & Rosati, Professional
                              Corporation (contained in Exhibit 5.1 hereto)

    24.1                      Power of Attorney (see page II-3)

_______________
* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-80037), effective October 4, 1999.